EXHIBIT 4.2



                         COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of November 21, 2007 (the "Effective Date"), by and between GERON CORPORATION, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, California 94025 ("Geron"), and Lonza Walkersville, Inc., a Delaware corporation having its principal place of business at 8830 Biggs Ford Road, Walkersville, Maryland 21793 ("Lonza"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the MSA and Project Order No. 1.

          A. Geron and Cambrex Bio Science Walkersville, Inc. ("CBSW") entered that certain Master Services Agreement, dated as of September 1, 2005 (the "MSA"), pursuant to which CBSW agreed to perform certain services on behalf of Geron related to the manufacture of a product containing human cells intended for therapeutic use in humans on the terms set forth therein.

          B. Geron and CBSW entered into Project Order No. 1 to the MSA (the "Project Order No. 1") effective September 1, 2005, pursuant to which Geron is entitled, subject to certain conditions, to pay any compensation owed to CBSW for Services performed under Project Order No. 1 either in cash or in Geron's common stock (the "Common Stock").

          C. Subject to the terms and conditions of the Second Amendment to Project Order No.1, dated as of March 1, 2006 ("Amendment No. 2"), Geron and CBSW agreed that Geron shall, subject to certain conditions, be entitled to pay up to US$4,500,000 for Services under Project Order No. 1 by delivery of Shares.

          D. Effective February 6, 2007, Lonza completed its acquisition of CBSW, and assumed all rights and obligations of CBSW under the MSA and Project Order No. 1, as amended.

          E. Subject to the terms and conditions of the Sixth Amendment to Project Order No.1, dated as of November 9, 2007, Geron and Lonza have agreed that Geron shall, subject to certain conditions, be entitled to pay an additional US$4,000,000 for Services under Project Order No. 1 by delivery of Shares, for an aggregate total of up to US$8,500,000 payable in Stock.

THE PARTIES AGREE AS FOLLOWS:

     1. ISSUANCE OF SHARES; ADJUSTMENTS.

          1.1 As payment of the fifth Installment Payment specified in Project Order No. 1, Geron will issue and deliver certificates for 147,493 shares of Common Stock (the "Shares"). Upon issuance and delivery of the certificate(s) for the Shares, all Shares shall be duly authorized and validly issued and represent fully paid shares of Geron's Common Stock.

     2. CLOSING; DELIVERY.

          2.1 The consummation of the transaction contemplated by this Agreement (a "Closing") shall be held at such time and place as is mutually agreed upon between the parties, but in any event no later than five (5) business days after the Effective Date of this Agreement (the "Closing Date"). At the Closing, Geron shall deliver to Lonza one or more certificates representing all of the Shares, which Shares shall be issued in the name of Lonza or its designee and in such denominations as Lonza shall specify.

          2.2 Geron's obligations to issue and deliver the stock certificate(s) representing the Shares to Lonza at the Closing shall be subject to the following conditions, which may be waived by Geron:

               2.2.1 the  covenants  and  obligations  that Lonza is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects; and

               2.2.2 the  representations  and  warranties  made by Lonza herein shall be true and correct in all material respects as of the Closing Date.

          2.3 Lonza's obligation to accept delivery of the stock certificate(s) representing the Shares at the Closing shall be subject to the following conditions, any one or more of which may be waived by
               Lonza:

               2.3.1 the  covenants  and  obligations  that Geron is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects;

               2.3.2 Geron  shall  have  available   under  its  Certificate  of
                    Incorporation sufficient authorized shares of Common Stock to issue the Shares to Lonza; and

               2.3.3 the  representations  and  warranties  made by Geron herein shall be true and correct in all material respects as of the Closing Date.

     3. RESTRICTIONS ON RESALE OF SHARES.

          3.1 Legends. Lonza understands and acknowledges that the Shares are not registered under the Securities Act of 1933 (the "Act"), and that under the Act and other applicable laws Lonza may be required to hold such Shares for an indefinite period of time. Each stock certificate representing Shares shall bear the following legends:

               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER
                THE  SECURITIES  ACT OF 1933,  AS    AMENDED  (THE  "ACT").  ANY
                TRANSFER  OF  SUCH    SECURITIES  SHALL  BE  INVALID  UNLESS  A
                REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO GERON, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE COMMON STOCK PURCHASE AGREEMENT BY AND BETWEEN GERON AND LONZA, DATED NOVEMBER 21, 2007. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF GERON."

          3.2 Limits on Sales. Lonza agrees that if it decides to resell some or all of the Shares, it will do so only in an appropriate manner through orderly sales executed through a top-tier brokerage firm, and based upon whether the shares are registered or unregistered, i.e., on the Nasdaq National Market or in a Rule 144A compliant transaction.

          3.3 Further Limitations. Geron shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or applicable securities laws; or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred in violation of any of the provisions of this Agreement or applicable securities laws.

     4. REGISTRATION RIGHTS

          4.1 Geron agrees to make commercially reasonable efforts to file with the Securities and Exchange Commission (the "Commission") within ten (10) business days after the Closing Date, a registration statement under the Act (the "Registration Statement"), on Form S-3 or other appropriate form, so as to permit a non-underwritten public offering and resale of the Shares under the Act by Lonza. Geron agrees to diligently pursue making the Registration Statement effective. Geron will make commercially reasonable efforts to notify Lonza of the effectiveness of the Registration Statement within one (1) business day of receiving notice from the Commission declaring the Registration Statement effective, but no later than the close of business (Pacific Time) of the second business day after receipt of such notice from the Commission.

          4.2 Geron shall notify Lonza as promptly as possible of any review initiated by the Commission with respect to any such Registration Statement.

          4.3 Geron will maintain the Registration Statement and any post-effective amendment thereto filed under this Section 4 effective under the Act until the earliest of (i) the date that none of the Shares covered by such Registration Statement are issued and outstanding, (ii) the date that all of the Shares have been sold pursuant to such Registration Statement, (iii) the date Lonza receives an opinion of counsel to Geron, which counsel shall be reasonably acceptable to Lonza, that the Shares may be sold under the provisions of Rule 144, (iv) the date that all Shares have been otherwise transferred to persons who may trade such shares without restriction under the Act, and Geron has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) the date all Shares may be sold at any time pursuant to Rule 144(k) or any similar provision then in effect under the Act in the opinion of counsel to Geron, which counsel shall be reasonably acceptable to Lonza.

          4.4 Geron, at its expense, shall furnish to Lonza with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other documents as Lonza may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by Lonza, provided, however, that the obligation of Geron to deliver copies of prospectuses or preliminary prospectuses to Lonza shall be subject to the receipt by Geron of reasonable assurances from Lonza that Lonza will comply with the applicable provisions of the Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses.

          4.5 All fees, disbursements and out-of-pocket expenses and costs incurred by Geron in connection with the preparation and filing of the Registration Statement under Section 4.1 and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of Geron) shall be borne by Geron. Lonza shall bear the cost of all fees and expenses of Lonza's counsel.

          4.6 Geron will advise Lonza promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose, and Geron will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal as promptly as possible if such stop order should be issued.

          4.7 With a view to making available to Lonza the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at the time permit Lonza to sell the Shares to the public without registration, Geron covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earliest of (A) such date as all of the Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Shares shall have been resold; and (ii) file with the Commission in a timely manner all reports and other documents required of Geron under the Act and under the Exchange Act of 1934, as amended.

          4.8 Lonza will cooperate with Geron in all respects in connection with this Agreement, including timely supplying all information reasonably requested by Geron (which shall include all information regarding Lonza and proposed manner of sale of the Shares required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate Lonza to consent to be named as an underwriter in any Registration Statement.

     5. INDEMNIFICATION.

          5.1 Geron agrees to indemnify and hold harmless Lonza (and each person, if any, who controls Lonza within the meaning of Section 15 of the Act, and each officer and director of Lonza) against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of the Shares, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Geron will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Geron by or on behalf of Lonza expressly for use in the preparation thereof, (B) the failure of Lonza to comply with its covenants and agreements contained in Sections 7.1 or 7.5.2 hereof or (C) any misstatement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Lonza prior to the pertinent sale or sales by Lonza. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of the Shares by Lonza.

          5.2 Lonza agrees to indemnify and hold harmless Geron (and each person, if any, who controls Geron within the meaning of Section 15 of the Act, and each officer and director of Geron) from and against losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of, (i) any failure of Lonza to comply with the covenants and agreements contained in Sections
               7.1 and 7.5.2 hereof or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to Geron by or on behalf of Lonza specifically for use in preparation of the Registration Statement; provided, however, that Lonza shall not be liable in any such case for (A) any untrue statement or omission in the Registration Statement, prospectus, or other such document which statement is corrected by Lonza and delivered to Geron prior to the sale from which such loss occurred, (B) any untrue statement or omission in any prospectus which is corrected by Lonza in any subsequent prospectus, or supplement or amendment thereto, and delivered to Geron prior to the sale or sales from which a loss or liability arose, or (C) any failure by Geron to fulfill any of its obligations under Section 5.1 hereof.

          5.3 Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 5. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expense subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect to any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is a party, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

          5.4 The provisions of this Section 5 shall survive the termination of this Agreement.

     6. REPRESENTATIONS AND ACKNOWLEDGEMENT OF GERON.

          Geron hereby represents, warrants and covenants to Lonza as follow:

          6.1 Organization, Good Standing and Qualification. Geron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Geron is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          6.2 Authorization. Geron has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Geron enforceable against Geron in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

          6.3 Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

          6.4 Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against Geron that questions the validity of this Agreement or the right of Geron to enter into this Agreement or to consummate the transactions contemplated hereby, nor is Geron aware of any basis for any of the foregoing. Geron is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of Geron to enter into this Agreement or to consummate the transactions contemplated hereby.

     7. REPRESENTATIONS AND ACKNOWLEDGMENTS OF LONZA.

          Lonza hereby represents, warrants, acknowledges and agrees that:

          7.1 Investment. Lonza is acquiring the Shares for Lonza's own account, and not directly or indirectly for the account of any other person. Lonza is acquiring the Shares for investment and not with a view to distribution or resale thereof, except in compliance with the Act and any applicable state law regulating securities.

          7.2 Access to Information. Lonza has consulted with its own attorney, accountant, or investment advisor as Lonza has deemed advisable with respect to the investment and has determined its suitability for Lonza. Lonza has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of Geron with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of Geron. In connection with the transactions contemplated hereunder, Geron may disclose to Lonza information which may constitute material, non-public information regarding Geron, and Lonza agrees to maintain in confidence any such information; provided, however, such information shall not include information (a) that is or becomes part of the public domain, (b) that was in Lonza's possession without any obligation of confidentiality prior to the date Geron disclosed such information to Lonza, or (c) that is supplied to Lonza by a third party which is not subject to any restriction of confidentiality or non-disclosure. Lonza has had access to such financial and other information as is necessary in order for Lonza to make a fully informed decision as to investment in Geron, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Lonza has had access. Lonza acknowledges that neither Geron nor any of its officers, directors, employees, agents, representatives, or advisors have made any representation or warranty other than those specifically expressed herein.

          7.3 Business and Financial Expertise. Lonza further represents and warrants that it has such business or financial expertise as to be able to evaluate its investment in Geron and purchase of the Shares.

          7.4 Speculative Investment. Lonza acknowledges that the investment in Geron represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within Lonza's risk capital means and is not so great in relation to Lonza's total financial resources as would jeopardize the personal financial needs of Lonza in the event such investment were lost in whole or in part.

          7.5  Unregistered Securities. Lonza acknowledges that:

                    7.5.1 Lonza must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. Geron has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act, except as provided in Section 4 above. Geron has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act, will become available. Any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in Geron's Common Stock, (ii) Geron has complied with the information requirements of Rule 144, and (iii) all other terms and conditions of Rule 144 have been satisfied.

                    7.5.2 Transfer  of the  Shares  has not been  registered  or qualified under any applicable state law regulating securities and, therefore, the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. Geron has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. Geron has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

                    7.5.3 Lonza  hereby  certifies  that  it is  an  "Accredited
                         Investor" as that term is defined in Rule 501 under the Act.

          7.6 Authorization. Lonza has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Lonza enforceable against Lonza in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

     8. TAX ADVICE. Lonza acknowledges that Lonza has not relied and will not rely upon Geron or Geron's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. Lonza assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Shares.

     9. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or by facsimile, or one day, not including Saturdays, Sundays, or national holidays, after sending if sent by national overnight delivery service, or five days, not including Saturdays, Sundays, or national holidays, after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

                  To Geron at:              Geron Corporation
                                            230 Constitution Drive
                                            Menlo Park, California  94025
                                            Attention: Chief Financial Officer
                                            Telephone:        (650) 473-7700
                                            Facsimile:        (650) 473-7750



                  With a copy to:           Geron Corporation
                                            230 Constitution Drive
                                            Menlo Park, California  94025
                                            Attention: Senior Director, Legal
                                            Telephone:        (650) 473-7775
                                            Facsimile:        (650) 566-7181



                  To Lonza at:              Lonza Walkersville, Inc.
                                            8830 Biggs Ford Road
                                            Walkersville, Maryland 21793
                                            Attention:  Tim Harrigan
                                            Telephone:        (301) 898-7025
                                            Facsimile:        (301) 845-6099

                  With a copy to:           Lonza America Inc.
                                            25 Commerce Drive
                                            Allendale, New Jersey 07401
                                            Attention: Assistant General Counsel
                                            Telephone:        (201) 316-9422
                                            Facsimile:        (201) 378-5630

     10. BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of Geron and of Lonza.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

     12. INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

     13. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. AMENDMENTS. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against whom such change, waiver or termination is sought to be enforced.

     15. FUTURE COOPERATION. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

     16. ENTIRE AGREEMENT. This Agreement, and the MSA, and Project Order No. 1 thereto as amended, constitute the entire agreement of the parties pertaining to the Shares and supersede all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto.



                      REST OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                     Geron Corporation


                                      /s/ David L. Greenwood
                                     -------------------------------------------
                                     By:      David L. Greenwood
                                     Title:   Executive Vice President and Chief
                                              Financial Officer

                                     LonzaWalkersville, Inc.


                                      /s/ Shawn P. Cavanagh
                                     -------------------------------------------
                                     By:      Shawn P. Cavanagh
                                     Title:   President


                                     LonzaWalkersville, Inc.


                                     /s/ Vinny DiVito
                                     -------------------------------------------
                                     By:      Vinny DiVito
                                     Title:   Chief Financial Officer